Exhibit 99.1

Pursuant to General Instruction number 5(b)(v) to Form 3, the following additional reporting persons are covered by this joint filing:

Name:             CMEA Ventures VI GmbH & Co. KG

CMEA Ventures VI Management, L.P.

Thomas R. Baruch

David J. Collier

Karl D. Handelsman

Faysal A. Sohail

James F. Watson

Address:        One Letterman Drive

Building C, Suite CM500

San Francisco, CA  94129-2402

Designated Filer:                              CMEA Ventures VI, L.P.

Issuer and Ticker Symbol:                              Intermolecular, Inc. (IMI)

Date of Event Requiring Statement:                             November 17, 2011

Signatures:	By:	/s/ Thomas R. Baruch
Thomas R. Baruch, General Partner

/s/ Thomas R. Baruch
Thomas R. Baruch, on his own behalf and by power
of attorney for the above individuals and entities